UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):

April 2, 2014

Commission File Number: 0-29923

CUI Global, Inc.

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Colorado                                                                                    84-1463284

(State or jurisdiction of                                                                        (I.R.S. Employer

incorporation or organization)                                                             Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon                                       97062

(Address of Principal Executive Offices)                                             (Zip Code)

(503) 612-2300

(Registrant’s telephone number)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective April 2, 2014, the client-auditor relationship between CUI Global, Inc. (“the Company”) and Liggett, Vogt and Webb, P.A. (“LVW”), has ceased. The termination of the relationship with the independent registered accounting firm was approved by the Audit Committee and ratified by the CUI Global Board of Directors.

LVW’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to the uncertainty, audit scope or accounting principles. LVW’s report on the audit of the Company’s internal control over financial reporting as of December 31, 2013 expressed an adverse opinion on the Company’s internal control over financial reporting due to the material weaknesses, as further described below.

In connection with the audit of CUI Global Inc., during the two fiscal years ended December 31, 2013 and 2012 and the subsequent period through April 2, 2014, there were no (1) disagreements between the Company and LVW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-K, except that in its report on the audit of the Company’s internal control over financial reporting as of December 31, 2013, LVW expressed an adverse opinion on the Company’s internal control over financial reporting due to material weaknesses. The Company has provided LVW with a copy of this Form 8-K and requested that LVW provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not LVW agrees with the statements related to them made by the Company in this report. A letter from Liggett, Vogt and Webb, P.A. is attached as Exhibit 16.1 of this Form 8-K.

As previously reported in its 2013 Annual Report on Form 10-K filed on March 31, 2014, the Company identified material weaknesses related to the Company’s controls as follows:

The Company was improperly recognizing revenue related to contracts by applying a Non-U.S. GAAP methodology under percentage of completion accounting as well as improperly recognizing revenue related to distribution agreements, which resulted in material year end audit adjustments to correct the errors.

The Chief Financial Officer maintains “Super User” rights in the Company’s general ledger software.  This access prevents proper segregation of duties and increases opportunities for management’s override of internal controls.

The Company identified a failure in segregation of duties and management oversight related to the access rights and authorization related to cash accounts at Orbital Gas Systems Limited.

Effective April 4, 2014, the Audit Committee engaged the services of Perkins & Company, P.C., an independent member of the BDO Seidman Alliance, as its independent registered public accounting firm to audit CUI Global, Inc. This proposal was ratified by the CUI Global Board of Directors and fulfills the requirement that our independent registered public accounting firm have appropriate international experience and have a Portland, Oregon office near our headquarters and an alliance firm office near our UK subsidiary.

During the two most recent fiscal years and any subsequent interim period prior to the April 4, 2014 engagement of Perkins & Company, P.C. as our independent registered public accounting firm, neither the Company, nor anyone on its behalf, consulted Perkins & Company, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report was provided to the Company nor oral advice was provided that Perkins & Company, P.C. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement or a reportable event.

Exhibit

Exhibit No.	Description
16.1	Letter, Dated April 4, 2014, from Liggett, Vogt & Webb P.A. to the United States Securities and Exchange Commission

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 4th day of April 2014.

CUI Global, Inc.

By:	/s/ William J. Clough

Exhibit No.	Description
16.1	Letter, Dated April 4, 2014, from Liggett, Vogt & Webb P.A. to the United States Securities and Exchange Commission